Exhibit 10.1

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made effective as of [            , 201    ], by and between Health Insurance Innovations, Inc., a Delaware corporation (the “Corporation”) and [                    ] (“Indemnitee”).

WHEREAS, increased corporate litigation has subjected officers and directors to litigation risks and expenses, and the limitations on the availability of director and officer liability insurance may make it increasingly difficult for the Corporation to attract and retain the most capable persons reasonably available to serve as officers and/or directors of the Corporation; and

WHEREAS, the Corporation desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) or the Corporation’s Bylaws (the “Bylaws”) or the Operating Agreement of Health Plan Intermediaries Holdings, LLC (the “Operating Agreement”) or any change in the ownership of the Corporation or the composition of its Board of Directors); and

WHEREAS, the Corporation intends that this Agreement provide Indemnitee with greater protection than that which is provided by the Certificate of Incorporation and Bylaws; and

WHEREAS, Indemnitee’s willingness to serve as an officer and/or director, as the case may be, of the Corporation is predicated, in substantial part, upon the Corporation’s willingness to indemnify him or her in accordance with the principles reflected above, to the fullest extent permitted by the laws of the State of Delaware, and upon the other undertakings set forth in this Agreement; and

WHEREAS, the indemnifications provisions set forth in this Agreement are not exclusive and thereby contemplate that contracts may be entered into between the Corporation and its directors, officers and other persons with respect to indemnification; and

WHEREAS, in order to induce Indemnitee to serve as an officer and/or director, as the case may be, of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Indemnitee.

NOW, THEREFORE, in consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Corporation and Indemnitee hereby agree as follows:

1. Indemnification.

(a) Third Party Proceedings. The Corporation shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that Indemnitee is or was, or has agreed to become, an officer and/or director, as the case may be, of the Corporation, or any subsidiary of the Corporation, by reason of any actual or alleged error or misstatement or misleading statement made or suffered by Indemnitee, by reason of any action or inaction on the part of Indemnitee while an officer and/or director, as the case may be, of the Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as an officer and/or director, as the case may be, of another corporation, partnership, joint venture, trust or other enterprise (including without limitation employee benefit plans and administrative committees thereof), against expenses (including reasonable attorneys’ fees and disbursements), damages

(compensatory, exemplary, punitive or otherwise), costs of attachment or similar bonds, judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Corporation, such approval not to be unreasonably withheld), in each case actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the Corporation. The Corporation shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Corporation or any subsidiary of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, an officer and/or director, as the case may be, of the Corporation, or any subsidiary of the Corporation, by reason of any actual or alleged error or misstatement or misleading statement made or suffered by Indemnitee, by reason of any action or inaction on the part of Indemnitee while an officer and/or director, as the case may be, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as an officer and/or director, as the case may be, of another corporation, partnership, joint venture, trust or other enterprise (including without limitation employee benefit plans and administrative committees thereof), against expenses (including reasonable attorneys’ fees and disbursements), damages (compensatory, exemplary, punitive or otherwise), costs of attachment or similar bonds, judgments, fines and, to the fullest extent permitted by law, amounts paid in settlement (if such settlement is approved in advance by the Corporation, such approval not to be unreasonably withheld), in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and its stockholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by a final, unappealable order or judgment by a court having jurisdiction over the parties and the subject matter of the dispute from which no further right of appeal exists to be liable to the Corporation in the performance of Indemnitee’s duty to the Corporation and its stockholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1(a) or Section 1(b) or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including reasonable attorneys’ fees and disbursements) actually and reasonably incurred by Indemnitee in connection therewith.

(d) Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of the fact that Indemnitee is or was an officer and/or director, as the case may be, of the Corporation or was serving at the request of the Corporation as an officer and/or director, as the case may be, of another corporation, partnership, joint venture, trust or other enterprise (including without limitation employee benefit plans and administrative committees thereof), a witness in any action, suit or proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all expenses (including reasonable attorneys’ fees and disbursements) actually and reasonably incurred by Indemnitee in connection therewith.

(e) Serving at the Request of the Corporation. For purposes of this Agreement, if Indemnitee should serve as an officer and/or director, as the case may be, of another corporation, partnership, joint venture, trust or other enterprise (including without limitation employee benefit plans and administrative committees thereof) it will be conclusively presumed in the case of any of the foregoing that are “affiliates” of the Corporation as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) that Indemnitee was serving at the request of the Corporation.

2. Expenses, Indemnification Procedure.

(a) Advancement of Expenses. The Corporation shall pay all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referred to in Section l hereof (including amounts actually paid in settlement of any such action, suit or proceeding), as such expenses are incurred and in advance of the final disposition of such action, suit or proceeding. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized hereby by a final, unappealable order or judgment by a court having jurisdiction over the parties and the subject matter of the dispute from which no further right of appeal exists. Indemnitee’s undertaking hereunder need not be secured and shall be accepted without reference to Indemnitee’s financial ability to make repayment if and to the extent that it shall ultimately be determined as provided in this Agreement that Indemnitee is not entitled to be indemnified under this Agreement or otherwise.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall give the Corporation notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement; provided, however, that the omission so to notify an officer of the Corporation will not relieve the Corporation from any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such omission can be shown to have prejudiced the Corporation. Notice to the Corporation shall be directed to the Chief Executive Officer of the Corporation and shall be given in accordance with the provisions of Section 9(d) below. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c) Procedure. Any indemnification and advances provided for in Section 1 and this Section 2 shall be made no later than thirty (30) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Certificate of Incorporation or Bylaws or the Operating Agreement providing for indemnification, is not paid in full by the Corporation (or, in the case of the Operating Agreement, by Health Plan Intermediaries Holdings, LLC) within thirty (30) days after a written request for payment thereof has first been received by the Corporation (or, if pursuant to the Operating Agreement, by Health Plan Intermediaries Holdings, LLC), Indemnitee may, but need not, at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, subject to Section 8 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including reasonable attorneys’ fees and disbursements) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed, but in such case, it shall be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and the burden of proving such defense shall be on the Corporation. Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 2(a) unless and until such defense may be finally adjudicated by a final, unappealable order or judgment by a court having jurisdiction over the parties and the subject matter of the dispute from which no further right of appeal exists. Indemnitee shall be presumed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Corporation, including financial statements, or on information supplied to an Indemnitee by the officers of the Corporation in the course of their duties, or on the advice of legal counsel for the Corporation or on information or records given or reports made to the Corporation by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation, unless affiliated with Indemnitee, shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Furthermore, the Corporation shall conclusively be presumed to have entered into this Agreement and assumed the obligations imposed on it to induce Indemnitee to accept the position of, or to continue as an officer and/or director, as the case may be, of the Corporation. It is the parties’ intention that if the Corporation contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies (unless Indemnitee’s involvement in such proceeding is solely as a witness or there is otherwise no basis for asserting coverage). The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e) Selection of Counsel. In the event the Corporation shall be obligated under Section 2(a) hereof to pay the expenses of any proceeding against Indemnitee, the Corporation, if appropriate, shall be entitled to assume the defense of such proceeding with counsel reasonably satisfactory to Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Corporation, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of any such defense, (C) the Corporation shall not, in fact, have employed counsel to assume the defense of such proceeding or (D) the Corporation is not financially or legally able to perform its indemnification obligations, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation.

(f) Settlement. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee that would not be indemnifiable hereunder or for which indemnification would not be provided by the Corporation without Indemnitee’s written consent.

3. Additional Indemnification Rights, Nonexclusivity, Contribution.

(a) Scope. Notwithstanding any other provision of this Agreement, the Corporation hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Certificate of Incorporation, the Bylaws, the Operating Agreement or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify an officer or member of its board of directors, such changes shall be deemed to be within the purview of Indemnitee’s rights and the Corporation’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify an officer or member of its board of directors, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusively. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Certificate of Incorporation, the Bylaws, any agreement (including the Operating Agreement), any vote of stockholders or disinterested members of the Corporation’s Board of Directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of any action, suit or other covered proceeding.

(c) Contribution in Event of Joint Liability.

(i) Subject to Section 1 hereof, in respect of any action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Corporation shall not enter into any settlement of any action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(ii) If, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any action, suit or proceeding in which the Corporation is jointly liable with Indemnitee and for which the Corporation would otherwise be obligated to indemnify Indemnitee under this Agreement, the Corporation shall, to the extent permitted by applicable law, contribute to the amount of such indemnifiable losses, judgments, fines and amounts paid in settlement (if such settlement is approved in advance in writing by the Corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Corporation and all officers, directors or employees of the Corporation other than Indemnitee, on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Corporation and all officers, directors or employees of the Corporation other than other indemnitees who are jointly liable with Indemnitee, on the one hand, and all indemnitees, including Indemnitee, on the other hand, in connection with the events that resulted in such indemnifiable losses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Corporation and all officers, directors or employees of the Corporation, other than Indemnitee, on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(iii) The Corporation hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Corporation who may be jointly liable with Indemnitee.

4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled. If Indemnitee is not wholly successful in an action, suit or proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such action, suit or proceeding, the Company shall indemnify Indemnitee for all indemnifiable losses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 4 and without limitation, the termination of any claim, issue or matter in such an action, suit or proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

5. Mutual Acknowledgment. Both the Corporation and the Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Corporation from indemnifying its officers and directors under this Agreement or otherwise. Indemnitee understands and acknowledges that the Corporation may be required in the future to undertake to the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify Indemnitee and, in that event, the Indemnitee’s rights and the Corporation’s obligations hereunder shall be subject to that determination.

6. Director and Officer Liability Insurance. The Corporation shall, from time to time, make the good faith determination whether or not it is practicable for the Corporation to obtain and maintain a policy or policies of insurance with a reputable insurance corporation providing the Indemnitee with coverage for losses from wrongful acts, and to ensure the Corporation’s performance of its indemnification obligations under this Agreement. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation’s officers and directors. Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain such insurance if the Corporation determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Corporation. The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

7. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The Corporation’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

8. Exceptions. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate;

(b) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over the parties and the subject matter of the dispute determines by a final, unappealable order or judgment from which no further right of appeal exists, that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

(c) Claims Under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits on account of any suit in which a final, unappealable decision is rendered by a court having jurisdiction over the parties and the subject matter of the dispute for an accounting of profits made from the purchase and sale by Indemnitee of securities of the Corporation in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

9. Miscellaneous.

(a) Governing Law. This Agreement shall be construed under and enforced in accordance with the internal substantive laws of the State of Delaware. Any litigation arising out of or incidental to this Agreement shall be initiated only in a court of competent jurisdiction located within the State of Delaware. Each party hereby consents to the personal jurisdiction of the State of Delaware, acknowledges that venue is proper in any state or Federal court in the State of Delaware, agrees that any action related to this Agreement must be brought in a state or Federal court in the State of Delaware and waives any objection that may exist, now or in the future, with respect to any of the foregoing.

(b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(d) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given on the date of personal delivery; or on the date of electronic confirmation of receipt, if sent by telecopier; or three (3) days after deposit in the United States mail, if mailed by certified or registered mail, return receipt requested (postage prepaid); or one (1) day after delivery by a reputable overnight courier (delivery charges prepaid), as follows:

(i) If to Indemnitee, to the address set forth below Indemnitee’s signature hereto.

(ii) If to the Corporation, to:

Health Insurance Innovations, Inc.

15438 N. Florida Avenue, Suite 201

Tampa, Florida 33613

Attention: Chief Executive Officer

Fax: (877) 376-5832

with a copy sent at the same time and by the same means to:

Health Insurance Innovations, Inc.

15438 N. Florida Avenue, Suite 201

Tampa, Florida 33613

Attention: Chief Financial Officer

Fax: (877) 376-5832

with a copy sent at the same time and by the same means to:

Hill Ward Henderson

3700 Bank of America Plaza

101 East Kennedy Boulevard

Tampa, FL 33602

Attention: David S. Felman

Telephone: 813-221-3900

Fax: 813-221-2900

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f) Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns.

(g) Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

(h) Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation to effectively bring suit to enforce such rights.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as an instrument under seal as of the day and year set forth on the first page of this Agreement.

HEALTH INSURANCE INNOVATIONS, INC.

Name:
Title:

INDEMNITEE:

Name:

Address: